SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Amber Road, Inc.

(Name of Registrant as Specified in Its Charter)

Altai Capital Management, L.P.

Altai Capital Osprey, LLC

Rishi Bajaj

Marshall A. Heinberg

James F. Watson

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 9, 2019, Altai Capital Management, L.P. (together with its affiliates, “Altai”), together with the other participants named herein (collectively, the “Participants”), issued a press release announcing that Altai has filed a definitive proxy statement and accompanying form of GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its two nominees at the 2019 annual meeting of stockholders of Amber Road, Inc. (the “Company”). In connection with the press release, Altai sent a letter to the Company’s stockholders.

The full text of the press release and letter are attached hereto as Exhibit 1 and Exhibit 2, respectively, and are incorporated herein by reference.